As filed with the Securities and Exchange Commission on August 5, 2013.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPO LOGISTICS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	03-0450326
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park

Greenwich, CT 06831

(855) 976-4636

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gordon E. Devens

Senior Vice President, General Counsel and Secretary

XPO Logistics, Inc.

Five Greenwich Office Park

Greenwich, CT 06831

(855) 976-4636

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gary P. Cullen, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration Statement No. 333-176700

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock par value $0.001 per share	$42,270,000	$5,765.63

(1)	The registrant previously registered an aggregate principal amount of $500,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333-176700). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-176700) are being registered.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate principal amount of $500,000,000 of securities on the Registration Statement on Form S-3 (File No. 333-176700), for which a filing fee of $58,050.00 was previously paid.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by XPO Logistics, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-176700), which was declared effective by the Securities and Exchange Commission (“SEC”) on September 20, 2011 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

This Registration Statement is being filed with respect to the registration of an additional $42,270,000 aggregate maximum principal amount of Common Stock of the Company, which is described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut on this 5th day of August, 2013.

XPO LOGISTICS, INC.

By	/s/ Bradley S. Jacobs
Name: Bradley S. Jacobs
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of August, 2013.

Signature	Title
/s/ Bradley S. Jacobs	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors
Name: Bradley S. Jacobs

/s/ John J. Hardig	Chief Financial Officer (Principal Financial Officer)
Name: John J. Hardig

/s/ Kent R. Renner	Senior Vice President – Chief Accounting Officer (Principal Accounting Officer)
Name: Kent R. Renner

*	Director
Name: G. Chris Andersen

*	Director
Name: Michael G. Jesselson

*	Director
Name: Adrian P. Kingshott

*	Director
Name: James J. Martell

*	Director
Name: Jason D. Papastavrou

*	Director
Name: Oren G. Shaffer

*By:	/s/ Bradley S. Jacobs
Name: Bradley S. Jacobs
Title: Attorney-in-Fact

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EXHIBIT INDEX

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of KMPG LLP, independent auditors

23.2	Consent of Cherry Bekaert LLP, independent auditors

23.3	Consent of Ernst & Young LLP, independent auditors

23.4	Acknowledgement of Ernst & Young LLP, independent accountants

23.5	Consent of Zeifmans LLP Chartered Accountants, independent auditors

23.6	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-176700)

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